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                                                                       EXHIBIT C

                             NON-COMPETE AGREEMENT

         AGREEMENT made as of the 23rd day of June, 1996 by and between Isramco, Inc., a Delaware corporation with offices at 800 Fifth Avenue, Suite 21-D, New York, New York 10021 (the "Company") and Danny Toledano, residing Klaphek 10, Huizen, Holland.

         WHEREAS, the largest shareholder of the Company, Jerusalem Oil Exploration Ltd. ("JOEL") has inquired as to whether Danny Toledano would render his resignation as President and Chief Operating Officer of the Company; and

         WHEREAS, upon the termination of Danny Toledano as an officer of the Company, the Company is desirous that Danny Toledano agree that he will not compete in Israel with the Company for the exploration of oil and gas.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

          1.     (a)      Danny Toledano hereby covenants and agrees that for a
term of five (5) years from the date hereof, Danny Toledano will not directly or indirectly either on behalf of himself or on behalf of any business venture, as an employee, agent, broker, consultant, partner, principal, stockholder, officer or otherwise compete with the Company in connection with the exploration for oil and gas in the State of Israel or territorial waters offshore Israel or territories currently under the control of the State of Israel.

                 (b) Danny Toledano shall not directly or indirectly acquire or assist any third party in acquiring any securities of the Company.

                 (c) Danny Toledano will not stand for election as an officer of the Company or directly or indirectly solicit the vote of any shareholder of the Company in connection with Company business.

                 (d) In the event of a breach by Danny Toledano of the above covenants, the Company shall be entitled to pursue any available remedy at law or equity and in the event that any such remedy is inadequate, the Company shall be entitled, in addition to any of its available legal remedies to an injunction restraining such breach.

                 (e) In consideration for the covenant set forth in Paragraph 1 hereof, the Company shall immediately to pay to Danny Toledano the sum of Two Hundred Thousand ($200,000) Dollars.

         This restrictive covenant is specifically limited as provided for herein and shall not be applicable in any other regard.
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          2.     The Company by executing this Agreement hereby represents and warrants to Danny Toledano that this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          3. Danny Toledano by executing this Agreement represents that this Agreement has been duly executed and delivered by him to the Company and is a legal, valid and binding agreement, enforceable against him in accordance with its terms except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          4. Any notices under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when delivered by hand; or three (3) days after a writing is consigned to a commercial carrier; and ten (10) days after a writing is deposited in the mail, by certified mail with postage and other charges prepaid addressed as follows:

         To:                      Isramco, Inc.
                                  Isramco - Israel Branch
                                  Shavit House
                                  4 Raoul Wallenberg Street
                                  Tel Aviv 69174 Israel

         With copies to:          Law Offices of David Malkin, P.C.
                                  460 Park Avenue
                                  21st Floor
                                  New York, New York 10022

         To:                      Danny Toledano
                                  Klaphek 10
                                  Huizen, Holland

or to such other address as provided in writing to the other party.

          5.     (a)      This Agreement shall be governed by, construed,
interpreted and enforced in accordance with the laws of the State of New York without regard to its conflicts of law or rules and the parties hereby agree to submit their person to the jurisdiction of the federal and state courts located in the County and State of New York.

                 (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.





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                 (c)      This Agreement supersedes any and all prior
agreements or understandings, written or oral between the parties relating to the termination and resignation of Danny Toledano as an officer of the Company and incorporates the entire understanding of the parties with respect thereto.

                 (d) This Agreement may amended, modified or supplemented only by a written instrument signed by all of the parties and no wavier of any provision shall be effective unless in writing and signed by the party to be charged.

                 (e) Danny Toledano shall execute documents, if requested by a bank or brokerage firm servicing the Company to remove his name as an authorized signatory.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the day and year first above written.


                                         Isramco, Inc.


                                         By:
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                                         Danny Toledano






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